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 CUSIP No. 358433100                 13-G                   Page 8  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 1998
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               MORGAN  STANLEY,  DEAN WITTER,  DISCOVER & CO. and MORGAN STANLEY

               ASSET MANAGEMENT INC. hereby agree that,  unless  differentiated,

               this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).